                                                                    Exhibit 99.1

                             TOWN AND COUNTRY TRUST
                                     [logo]

FOR IMMEDIATE RELEASE:

THE TOWN AND COUNTRY TRUST REPORTS SECOND QUARTER 2003 RESULTS

BALTIMORE, MD, JULY 22, 2003 - The Town and Country Trust (NYSE:TCT), a multifamily real estate investment trust, today reported results for the second quarter and six months ended June 30, 2003.

For the second quarter, the Company reported net income of $2.6 million, or $0.16 per diluted share compared to $4.6 million, or $0.28 per diluted share, for the second quarter of last year. Net income for the first six months of 2003 declined to $6.5 million, or $0.40 per diluted share versus $8.8 million, or $0.54 per share for the first six months of last year. Net income for the 2003 six month period includes a $621,000 gain on involuntary conversion relating to a fire at one of the Company's Baltimore apartment communities.

For the quarter ended June 30, 2003, Funds from Operations ("FFO") was $9.6 million, or $0.51 per share, a decrease of 10.2% per share in comparison to FFO of $10.6 million, or $0.57 per share for the second quarter a year ago. FFO for the first six months of 2003 was $19.2 million, or $1.03 per share, compared to $20.7 million, or $1.11 per share for the first half of last year, a decrease of 7.3% per share. On a sequential quarterly basis, FFO declined by $139,000 from $9.7 million for the first quarter of this year, corresponding to a $.01, or 1.9%, per share decrease. The Company computes FFO in a manner consistent with the definition adopted by NAREIT (the National Association of Real Estate Investment Trusts) and considers FFO to be its primary supplemental measure of operating performance. As set forth in the accompanying Financial Highlights, the only differences between FFO and "Income before minority interests" are real estate depreciation and the gain on involuntary conversion, both of which are excluded from the computation of FFO.

At June 30, 2003, three apartment communities were under contract for sale and classified in the Company's balance sheet as "real estate held for disposition". Results from these properties are reflected in the caption "income from discontinued operations" in the accompanying financial highlights. In connection with the sales, which are scheduled to close by the end of July, 2003, the Company expects to record an aggregate gain estimated at approximately $40


                           THE TOWN AND COUNTRY TRUST
        100 South Charles Street, Suite 1700 o Baltimore, Maryland 21201
                         410-539-7600 o fax 410-547-0789
                                 www.tctrust.com
million. While all contingencies in the related contracts have either been satisfied or waived, closing is subject to customary risks associated with normal real estate transactions and, therefore, there is no assurance that the sales will, in fact, close.

Results for the remainder of the Company's portfolio are considered to be results from continuing operations and consist of (i) "same store" results which reflects apartments held throughout both the 2003 and 2002 reporting periods, and (ii) results from new acquisitions.

CONTINUING OPERATIONS

Same Store Communities
In the second quarter comparison, 13,788 apartments in 39 communities were classified as "same store". For the second quarter 2003, same store rental revenues grew by 1.2% reflecting rental rate increases of 1.7%, after concessions, and a 50 basis point decline in occupancy to 93.2% from 93.7% for the second quarter last year. On a sequential quarterly basis, same store occupancy improved by 50 basis points from the first quarter 2003 when occupancy was 92.7%. During the second quarter, same store operating expenses grew by 10.7% with the result that net operating income declined by $934,000, or 5.2%. During the quarter the Company continued to experience significantly increased insurance costs relating to the annual renewal of its property and casualty insurance program effective July 1, 2002. The Company also experienced increased energy costs, principally natural gas, associated with increased natural gas rates and the relatively harsh winter of 2003 that extended into the second quarter. Real estate taxes also increased as certain municipalities in various markets implemented large property tax increases. Excluding insurance, utilities and real estate taxes, other operating expenses increased by 6.8%.

Acquisitions
On April 30, 2003, the Company acquired two apartment communities in Pikesville, Maryland, a Baltimore suburb, at an aggregate cost of approximately $64.3 million including closing costs. During the second quarter of 2003 these communities experienced occupancy of 93.6% and contributed rental revenues of $1,050,000, rental expenses of $359,000 and net operating income of $691,000.

DISCONTINUED OPERATIONS

For the second quarter 2003, income from discontinued operations was $589,000, or $.03 per share, compared to $647,000, or $.03 per share, for the second quarter last year. FFO from discontinued operations was $835,000 and $932,000, respectively, for the second quarter 2003 and 2002.

INTEREST EXPENSE

During the second quarter of 2003 interest expense increased to $7.6 million compared to $6.9 million for the second quarter last year. The increase reflects an increase in the average amount of outstanding debt attributable to continuing operations during the quarter to $508.0 million versus $447.8 million during the second quarter last year primarily as a result of borrowings incurred in connection with the 2003 acquisitions discussed above together with the funding of the Company's ongoing capital improvement program. During the current quarter the weighted average interest rate on the average amount of continuing debt outstanding was 5.63% compared to 6.07% for the second quarter last year.

Additional information regarding the Company's financial position and results, including selected market operating data, appear in the accompanying tables.

The Town and Country Trust is a multifamily real estate investment trust that now owns and operates 44 apartment communities with 15,642 apartment homes in the Mid-Atlantic and Southeast.

Additional information regarding The Town and Country Trust can be found on the Company's web site at www.tctrust.com.

With the exception of historical information, the matters herein contain forward-looking statements that are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Management cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied. Examples of such factors that could result in such differences include but are not limited to: interest rate fluctuations; competition for tenants; changes in the Company's capacity to acquire additional apartment properties and any changes in the Company's financial condition or operating results due to an acquisition of additional apartment properties; local economic and business conditions, including without limitation, conditions which may affect public securities markets generally, the real estate investment trust industry, or the markets in which the Company's apartment properties are located, and other factors referred to in the Company's periodic and other reports filed with the Securities and Exchange Commission.


FOR FURTHER DETAILS CONTACT
THE TOWN AND COUNTRY TRUST:

James Dolphin                       Alan W. Lasker                   FRB/WEBER SHANDWICK
Executive Vice President            Sr. Vice President and CFO       Joseph Calabrese (Investor Inquiries)
The Town and Country Trust          The Town and Country Trust       (212) 445-8434
(410) 539-7600                      (212) 407-2151




                                - TABLES FOLLOW -

                           THE TOWN AND COUNTRY TRUST
                              FINANCIAL HIGHLIGHTS
                (IN THOUSANDS, EXCEPT PER SHARE DATA - UNAUDITED)

                                                                           Three Months                         Six Months
                                                                          Ended June 30,                       Ended June 30,
                                                                 ------------------------------      ------------------------------
                                                                    2003       2002      Change         2003       2002      Change
                                                                 ------------------------------      ------------------------------
Revenues:
   Gross rental income                                            $32,603     $30,914      5.5%       $64,157     $61,763     3.9%
   Less: Vacancy and credit loss                                    2,364       2,052     15.2%         4,898       4,717     3.8%
                                                                 ---------------------               ---------------------
   Net rental income                                               30,239      28,862      4.8%        59,259      57,046     3.9%
   Other rental revenue                                             1,353       1,317      2.7%         2,783       2,574     8.1%
                                                                 ---------------------               ---------------------
     Total rental revenues                                         31,592      30,179      4.7%        62,042      59,620     4.1%
Operating expenses:
  Real estate taxes and insurance                                   3,441       2,833     21.5%         6,718       5,641    19.1%
  Utilities                                                         1,924       1,620     18.8%         4,126       3,581    15.2%
  Repairs and maintenance                                           4,228       3,885      8.8%         8,012       7,145    12.1%
  Marketing and advertising                                         1,162       1,131      2.7%         2,206       2,255    -2.2%
  Other                                                             3,025       2,656     13.9%         5,667       5,455     3.9%
                                                                 ---------------------               ---------------------
     Total operating expenses                                      13,780      12,125     13.6%        26,729      24,077    11.0%
                                                                 ---------------------               ---------------------
       Net operating income (NOI)                                  17,812      18,054     -1.3%        35,313      35,543    -0.6%

Real estate depreciation and amortization                           5,657       5,008     13.0%        10,758       9,957     8.0%
Interest expense                                                    7,554       6,933      9.0%        14,756      13,837     6.6%
General and administrative expenses                                 1,361       1,286      5.8%         2,737       2,554     7.2%
Other depreciation and amortization                                   178         168      6.0%           354         345     2.6%
                                                                 ---------------------               ---------------------
  Income before gain on involuntary conversion and
    discontinued operations and minority interests                  3,062       4,659                   6,708       8,850
Gain on involuntary conversion                                          -           -                     621           -
                                                                 ---------------------               ---------------------
  Income before discontinued operations and minority interests      3,062       4,659                   7,329       8,850
Income from discontinued operations                                   589         647                   1,245       1,304
                                                                 ---------------------               ---------------------
Income before minority interests (a)                                3,651       5,306    -31.2%         8,574      10,154   -15.6%
Income allocated to minority interests                                488         710                   1,146       1,367
Minority interests distributions in excess of earnings (b)            573           -                     975           -
                                                                 ---------------------               ---------------------
      Net income                                                    2,590       4,596    -43.6%         6,453       8,787   -26.6%
                                                                 =====================               =====================

BASIC EARNINGS PER SHARE:
  Income from continuing operations per common share                $0.13       $0.25                   $0.34       $0.48
  Income from discontinued operations per common share               0.03        0.04                   $0.06        0.07
                                                                 ---------------------               ---------------------
  Net income per common share                                       $0.16       $0.29    -43.7%         $0.40       $0.55   -27.3%
                                                                 =====================               =====================
DILUTED EARNINGS PER SHARE:
  Income from continuing operations per common share                $0.13       $0.25                   $0.33       $0.47
  Income from discontinued operations per common share               0.03        0.03                    0.07        0.07
                                                                 ---------------------               ---------------------
  Net income per common share                                       $0.16       $0.28    -43.8%         $0.40       $0.54   -26.9%
                                                                 =====================               =====================

Weighted average common shares outstanding-basic                   15,997      15,971                  15,990      15,944
Dilutive effect of outstanding options and restricted shares          291         259                     257         240
                                                                 ---------------------               ---------------------
Weighted average common shares outstanding-diluted                 16,288      16,230                  16,247      16,184
                                                                 =====================               =====================

Dividends declared per common share                                 $0.43       $0.43                   $0.86       $0.86

FUNDS FROM OPERATIONS (c):
  Net income before minority interest                              $3,651      $5,306                  $8,574     $10,154
  Gain on involuntary conversion                                        -           -                    (621)          -
  Real estate depreciation (d)                                      5,903       5,293                  11,294      10,522
                                                                 ---------------------               ---------------------
    Funds from operations                                          $9,554     $10,599     -9.9%       $19,247     $20,676    -6.9%
                                                                 =====================               =====================

FUNDS FROM OPERATIONS PER SHARE:
  Basic                                                             $0.52       $0.57                   $1.04       $1.12
  Diluted                                                           $0.51       $0.57    -10.2%         $1.03       $1.11    -7.3%



(a) Minority interests represent certain limited partnership interests, equivalent to 2,467,000 shares.

(b) Represents additional allocation of income required under generally accepted accounting principles necessary to keep the minority interest balance as reported in the Company's Balance Sheet from falling below zero.

(c) Funds from operations ("FFO") is computed as income (loss) before minority interest (computed in accordance with accounting principles generally accepted in the United States) ("GAAP") excluding gains and losses from sales and involuntary conversions of operating properties, plus real estate depreciation. This computation of FFO is consistent with the current definition promulgated by the National Association of Real Estate Investment Trusts (NAREIT). The reconciliation of FFO to Income before minority interests, the most directly comparable financial measure calculated in accordance with GAAP, is included in the Financial Highlights. Management generally considers FFO to be a useful measure for reviewing the comparative operating performance of the Trust between periods or as compared to other companies, without giving effect to real estate depreciation and amortization, which assumes that the value of real estate diminishes predictably over time and which can vary among owners of similar assets based upon historical cost and useful life estimates.

     Net operating income ("NOI") is defined by the Company as total revenue less property operating expenses. Management generally considers NOI to be an appropriate supplemental measure to help understand the operating performance of the Trust's properties. NOI is a widely used measure within the real estate investment industry, including the multifamily sector.

     A reconciliation of NOI to Net income is included in the Financial Highlights.

     FFO and NOI should not be considered alternatives to net income as a measure of performance nor do they represent cash generated from operating activities in accordance with GAAP and, therefore, they should not be considered indicative of cash available to fund cash needs.

(d) Includes real estate depreciation on discontinued operations through the date of classification as held for disposition.

                           THE TOWN AND COUNTRY TRUST
                        Same Store Market Operating Data

                                                                                    Three Months
                                                             Three Months               Ended            Six Months
                                                            Ended June 30,            March 31,        Ended June 30,
                                                  ---------------------------------   ---------  --------------------------------
                                                     2003        2002       Change      2003       2003        2002       Change
                                                  ---------------------------------   ---------  --------------------------------
PROPERTY OPERATING INCOME ($000'S)
Rental revenue                                     $30,541     $30,179        1.2%     $30,450    $60,992     $59,620       2.3%
Operating expenses                                  13,421      12,125       10.7%      12,949     26,371      24,077       9.5%
                                                  ---------------------------------   ---------  --------------------------------
Net operating income                               $17,120     $18,054       -5.2%     $17,501    $34,621     $35,543      -2.6%
                                                  =================================   =========  ================================

RENTAL REVENUE ($000'S)
Baltimore                                          $11,318     $10,854        4.3%     $11,149    $22,470     $21,505       4.5%
Metropolitan Washington, DC
  Northern Virginia                                  5,374       5,430       -1.0%       5,344     10,718      10,585       1.3%
  Maryland Suburbs                                   3,127       3,058        2.3%       3,155      6,281       6,030       4.2%
Pennsylvania                                         3,852       3,820        0.8%       3,810      7,662       7,524       1.8%
Orlando, Florida                                     1,830       1,878       -2.6%       1,896      3,725       3,742      -0.5%
Sarasota/Bradenton, Florida                          1,649       1,677       -1.7%       1,678      3,327       3,363      -1.1%
Charlotte                                            1,000       1,125      -11.1%       1,007      2,007       2,222      -9.7%
Newark, Delaware                                     1,217       1,179        3.2%       1,228      2,445       2,360       3.6%
Palm Beach Gardens, Florida                          1,174       1,158        1.4%       1,183      2,357       2,289       3.0%
                                                  ---------------------------------   ---------  --------------------------------
     Total                                         $30,541     $30,179        1.2%     $30,450    $60,992     $59,620       2.3%
                                                  =================================   =========  ================================

AVERAGE MONTHLY RENT (NET OF CONCESSIONS)
Baltimore                                             $715        $684        4.5%        $709       $712        $681       4.6%
Metropolitan Washington, DC
  Northern Virginia                                  1,035       1,036       -0.1%       1,043      1,039       1,040      -0.1%
  Maryland Suburbs                                     904         861        5.0%         904        904         854       5.9%
Pennsylvania                                           629         632       -0.5%         635        632         630       0.3%
Orlando, Florida                                       703         714       -1.5%         725        714         719      -0.7%
Sarasota/Bradenton, Florida                            742         747       -0.7%         749        746         749      -0.4%
Charlotte                                              684         735       -6.9%         690        687         752      -8.6%
Newark, Delaware                                       875         854        2.5%         871        873         848       2.9%
Palm Beach Gardens, Florida                            898         880        2.0%         902        900         871       3.3%
                                                  ---------------------------------   ---------  --------------------------------
     Total                                            $772        $759        1.7%        $774       $773        $758       2.0%
                                                  =================================   =========  ================================

OCCUPANCY
Baltimore                                            93.6%       93.5%        0.1%       92.8%      93.2%       93.3%      -0.1%
Metropolitan Washington, DC
  Northern Virginia                                  93.7%       94.9%       -1.2%       92.5%      93.1%       92.3%       0.8%
  Maryland Suburbs                                   91.2%       94.2%       -3.0%       92.6%      91.9%       93.2%      -1.3%
Pennsylvania                                         94.9%       94.5%        0.4%       93.3%      94.1%       93.4%       0.7%
Orlando, Florida                                     91.0%       91.6%       -0.6%       90.0%      90.5%       90.0%       0.5%
Sarasota/Bradenton, Florida                          92.6%       92.6%        0.0%       94.0%      93.3%       93.7%      -0.4%
Charlotte                                            88.0%       88.8%       -0.8%       89.5%      88.8%       86.8%       2.0%
Newark, Delaware                                     94.6%       94.5%        0.1%       95.9%      95.2%       95.0%       0.2%
Palm Beach Gardens, Florida                          95.2%       95.4%       -0.2%       94.8%      95.0%       95.0%       0.0%
                                                  ---------------------------------   ---------  --------------------------------
     Total                                           93.2%       93.7%       -0.5%       92.7%      92.9%       92.8%       0.1%
                                                  =================================   =========  ================================


                             COMMUNITY INFORMATION


                                                  Communities                             Apartment Homes
                                 ------------------------------------------  -------------------------------------------
                                  2003                                           2003                                       % of
                                  Same      2003        Held for                 Same      2003        Held for             Total
MARKET:                           Store  Acquisitions  Disposition  Total        Store  Acquisitions  Disposition  Total  Portfolio
                                 ------------------------------------------  ------------------------------------------------------
Baltimore                           12         2            3          17        5,468       405        1,449      7,322     46.8%
Metropolitan Washington, DC
  Northern Virginia                  5                                  5        1,823                             1,823     11.7%
  Maryland Suburbs                   4                                  4        1,236                             1,236      7.9%
Pennsylvania                         7                                  7        2,073                             2,073     13.3%
Orlando, Florida                     3                                  3          930                               930      5.9%
Sarasota/Bradenton, Florida          3                                  3          742                               742      4.7%
Charlotte                            2                                  2          580                               580      3.7%
Newark, Delaware                     2                                  2          488                               488      3.1%
Palm Beach Gardens, Florida          1                                  1          448                               448      2.9%
                                 -----------------------------------------   ------------------------------------------------------
     Total                          39         2            3          44       13,788       405        1,449     15,642    100.0%
                                 =========================================   ======================================================

                           THE TOWN AND COUNTRY TRUST
                             Summary Balance Sheets
                           (In thousands, unaudited)

                                                                      June 30,        December 31,
                                                                        2003              2002
                                                                     -----------------------------
ASSETS:
  Real estate, at cost                                                $826,082            $750,249
  Accumulated depreciation                                            (295,807)           (285,420)
                                                                     ------------------------------
  Net real estate assets                                               530,275             464,829
  Real estate and other assets held for disposition                     23,246              23,170
  Other assets                                                          14,709              16,347
                                                                     ------------------------------
Total Assets                                                          $568,230            $504,346
                                                                     ==============================

LIABILITIES:
  Mortgage debt                                                       $524,828            $465,281
  Unsecured notes payable                                                7,000                   -
  Mortgage debt and other liabilities held for disposition              29,660              27,386
  Other liabilities                                                     16,279              13,289
  Minority interest                                                          -                   -
  Shareholders' deficit                                                 (9,537)             (1,610)
                                                                     ------------------------------
Total liabilities and shareholders' deficit                           $568,230            $504,346
                                                                     ==============================

                                 CAPITALIZATION
                                  June 30, 2003
                      (In thousands, except per share data)

                                                                                      % of
                                                                      % of           Total           Interest
DEBT:                                                Amount           Debt       Capitalization        Rate         Maturity
                                                  --------------------------------------------------------------------------------
Secured Fixed Rate:
  Fannie Mae (a) (b)                                $320,140          60.2%                            6.63%       April, 2008
  Freddie Mac                                         33,175           6.2%                            6.81%       April, 2009
  Freddie Mac                                         17,770           3.3%                            7.85%        Nov., 2009
  Freddie Mac                                         25,165           4.7%                            4.15%       April, 2007
                                                  -----------------------------------------------------------
Total Secured Fixed Rate Debt                        396,250          74.4%           40.9%            6.55%
                                                  -----------------------------------------------------------

Secured Floating Rate:
  Fannie Mae (a) (b)                                  89,798          16.9%                            2.03%       April, 2008
  Commercial bank - secured credit facility           38,780           7.3%                            2.52%         on demand
                                                  -----------------------------------------------------------
Total Secured Floating Rate Debt                     128,578          24.2%           13.3%            2.17%
                                                  -----------------------------------------------------------

Total Mortgage debt                                  524,828          98.6%           54.2%            5.39%
                                                  -----------------------------------------------------------

Unsecured:
Unsecured credit facility                              7,000           1.4%            0.7%                  on demand
                                                  ------------------------------------------

Total Debt                                          $531,828         100.0%           54.9%
                                                  ------------------------------------------


EQUITY:
Common shares outstanding                             16,340
OP units                                               2,467
                                                  -----------
Total shares and OP units outstanding                 18,807

Common share price at June 30, 2003                   $23.25
                                                  -----------
Total equity capitalization, at market              $437,260                          45.1%
                                                  -----------                   -----------

Total market capitalization (debt and equity)       $969,088                         100.0%
                                                  ===========                   ===========



(a) The information shown for this debt gives effect to two interest rate swap agreements in the aggregate notional amount of $40 million, which have the effect of fixing the interest rate on this amount of debt at approximately 4.57% from January 2003 to April 2007.


(b) The information shown in this debt excludes $29,062 of mortgage debt allocated to properties held for disposition.